Exhibit 3.3

COMMON STOCK

Number	Shares

DOMINO’S PIZZA, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 25754A 20 1 SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $.01 PER SHARE OF DOMINO’S PIZZA, INC. transferable on the books of the Company by the holder hereof, in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed. The shares represented by this Certificate are subject to the provisions of the certificate of incorporation and by-laws of the Company as from time to time amended or restated. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. This Certificate is transferable in New York, New York.

Witness the facsimile signatures of its duly authorized officers.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER	SECRETARY

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(New York, New York)

Transfer Agent and Registrar

Authorized Officer

DOMINO’S PIZZA, INC.

THE RECORD HOLDER OF THIS CERTIFICATE MAY OBTAIN FROM THE SECRETARY OF THE COMPANY, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH SERIES OF PREFERRED SHARES AUTHORIZED TO BE ISSUED SO FAR AS THE SAME HAVE BEEN FIXED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DESIGNATE AND FIX THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF OTHER SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT – Custodian
TEN ENT – as tenants by the entireties	(Custodian) (Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares of the stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                              Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated	X

X

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME WRITTEN UPON THE FACE OF THE CERTIFICATE.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE COMPANY MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.